Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"FTOH ACQUISITION CORP.", A DELAWARE CORPORATION,

WITH AND INTO "5TO1.COM, INC." UNDER THE NAME OF "5TO1, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF NOVEMBER, A.D. 2010, AT 7:13 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

4600296 8100M

101055410

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 8334320

DATE: 11-05-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:13 PM 11/03/2010
FILED 07:13 PM 11/03/2010
SRV 101055410 - 4600296 FILE

CERTIFICATE OF MERGER

OF

FTOH ACQUISITION CORP.
a Delaware corporation

WITH AND INTO

5to1.com, Inc.
a Delaware corporation

(Pursuant to Title 8, Section 251 of the Delaware General Corporation Law)

The undersigned corporations, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

FIRST: The name of each constituent corporation is FTOH Acquisition Corp., a Delaware corporation, and 5to1.com, Inc., a Delaware corporation.

SECOND: The Agreement of Merger and Plan of Reorganization, pursuant to which the constituent corporations shall merge (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 251.

THIRD: The name of the surviving corporation is 5to1.com, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of 5to1.com, Inc. shall constitute the Certificate of Incorporation of the surviving corporation, except that Article 1 shall be amended and restated as follows:

"The name of this Corporation is 5to1, Inc. (the "Company")"

FIFTH: That the merger is to become effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: That the executed Merger Agreement is on file at the office of the surviving corporation located at 5048 Roosevelt Way NE, Seattle, WA 98105.

SEVENTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 3rd day of November 2010.

FTOH ACQUISITION CORP.

By: *Glenn Kesner*
Name: Glenn Kesner
Title: President

5to1.com, Inc.

By: *James Heckman*
Name: James Heckman
Title: Chief Executive Officer